Exhibit 10.7

RESTRICTED PROPERTY AWARD AGREEMENT

This RESTRICTED PROPERTY AWARD AGREEMENT (this “Agreement”) is dated as of [Date] (the “Effective Date”), by and among Scott Watterson (“Executive”), and IFIT HEALTH & FITNESS INC (the “Issuer”). Capitalized terms used in this Agreement but not defined in the body hereof have the meanings assigned to them in the IFIT HEALTH & FITNESS INC. 7.0% Notes, Due [DATE], 2027 attached hereto (the “Convertible Note”).

WHEREAS, in connection with the initial public offering of the Issuer and pursuant to the Omnibus Investors Agreement dated as of [the date hereof], the Issuer has determined to issue the Convertible Note; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to applicable securities laws, the Issuer desires to grant to Executive and Executive desires to accept from the Issuer, a forfeitable interest in the Convertible Note subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Grant of Restricted Property. The Issuer hereby grants to Executive a restricted interest in the Convertible Note (the “Restricted Property”) subject to the terms of the Convertible Note and the terms hereof. In the event of any conflict between the terms of the Convertible Note and the terms hereof, the terms hereof shall control.

2. Forfeiture Restrictions; Definitions.

(a) The Restricted Property is restricted in the sense that (a) Executive may not sell, assign, pledge, exchange, hypothecate or otherwise transfer or dispose of the Restricted Property pursuant to Section 14.01 of the Convertible Note or otherwise, and (b) Executive’s right to retain the Restricted Property is subject to forfeiture (collectively, the “Forfeiture Restrictions”). Subject to Section 2(c) hereof, in the event Executive’s employment or service with the Issuer or a subsidiary in every employment and service provider capacity is terminated for any reason prior to the lapse of the Forfeiture Restrictions, whether by the Issuer or a subsidiary or by himself, Executive shall, for no consideration, forfeit to the Issuer the Restricted Property, The Forfeiture Restrictions shall lapse on the earlier of (i) the date of a Liquidity Event; and (ii) the six (6) year anniversary of the date hereof; provided, however, that the Restricted Property will remain subject to any restrictions in the Convertible Note notwithstanding any lapse of the Forfeiture Restrictions. During the period of applicability of the Forfeiture Restrictions, Executive shall have no rights of a Holder under the Convertible Note, including rights under Section 4.01 (Conversion by the Holder) (except as expressly provided herein) and rights under Section 11.02 (Acceleration) of the Convertible Note.

(b) “Liquidity Event” shall mean the date of:

(i) Mandatory Conversion by the Issuer;

(ii) Conversion or transfer of all Notes held by Pamplona, L Catterton and their respective Permitted Transferees;

(iii) Notice by the Issuer of an optional prepayment of the Notes in full pursuant to Section 5.01 of the Convertible Note;

(iv) The occurrence of a Mandatory Prepayment Event;

(v) Closing of Sale by all Tag-Along Offerees of all Notes pursuant to Section 14.02 of the Convertible Note; or

(vi) Acceleration (that is not rescinded) by the Required Noteholders pursuant to Section 11.02 of the Convertible Note.

Provided, however, that with respect to the events listed in Sections 2(b)(i), (iii) and (iv), such events shall only be treated as Liquidity Events if all actions underlying the event are approved by an independent committee of the board of directors of the Issuer.

(c) Notwithstanding the foregoing, in the event Executive’s employment or service with the Issuer or a subsidiary is terminated (i) by the Issuer or a subsidiary without Cause, or (ii) by reason of Executive’s death, the Forfeiture Restrictions shall lapse and the Restricted Property shall transfer to Executive (or his estate, as applicable) on the date of termination but in any event no later than March 15 of the year following the date of termination. For purposes of this Agreement, “Cause” shall mean one of the following events: (A) Executive’s willful misconduct or gross negligence; (B) the commission of a criminal act by Executive against the Issuer or a subsidiary involving material harm (whether or not charges are filed); (C) the commission by Executive of a criminal act of moral turpitude bringing the Issuer or a subsidiary into disrepute (whether or not charges are filed); (D) willful insubordination to any directive of the board of directors of Issuer provided reasonable prior notice of such directive is given; or (E) actions by Executive constituting material breach of any employment agreement or similar service agreement between Executive and the Issuer or a subsidiary.

3. Impact of Other Events.

(a) Reorganization Event. A Reorganization Event shall have no impact on the Forfeiture Restrictions and such restrictions shall continue to apply to the Restricted Property as it may be converted into Exchange Property consistent with the terms of the Convertible Note.

(b) Interest or Distributions. Interest Payments made in respect of the Restricted Property pursuant to the Convertible Note shall be deemed to be paid in the form of Common Stock (or Exchange Property, as the case may be), and any such Interest Payments or any other dividend or distribution on the Convertible Note shall accrete to the Restricted Property and be subject to the Forfeiture Restrictions while such restrictions remain in effect. Upon any notice by the Issuer of an optional prepayment of the Notes in part pursuant to Section 5.01 of the Convertible Note, or upon a payment of the Convertible Notes at maturity, if in each case there has been no prior Liquidity Event, the Executive shall be required to take such payment in Common Stock if the 10-day VWAP is equal to or greater than the Conversion Price at such time (and the Executive shall be treated as having given an applicable notice), and any such Common Stock (or cash if such condition is not satisfied) shall constitute part of the Restricted Property and be subject to the Forfeiture Restrictions, if and to the extent such restrictions remain in effect. For the avoidance of doubt, if the Forfeiture Restrictions lapse on the six (6) year anniversary of the date hereof and therefore coincide with the maturity of the Convertible Note, the Executive shall be entitled to convert the Convertible Note pursuant to Section 4.01 thereof on such date prior to a repayment at maturity.

4. Representations and Warranties. Executive has the legal capacity to enter into this Agreement, this Agreement constitutes a valid and binding obligation of Executive and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract, judgment, order, decree or other instrument to which Executive is a party or is otherwise bound.

5. Taxation and Tax Withholding.

(a) No Section 83(b) Election. Executive agrees not to file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed with respect to the Restricted Property as of the date of transfer of the Restricted Property rather than as of the date upon which the Executive would otherwise be taxed under Section 83(a) of the Code.

(b) Tax Withholding. Notwithstanding any other provision of this Agreement, the Issuer has the authority to deduct or withhold, or require Executive to remit to the Issuer, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.

6. Miscellaneous Provisions.

(a) No Guarantee of Employment. Executive agrees that no provision contained in this Agreement shall entitle the Executive to remain an employee or service provider of, or otherwise be affiliated with, the Issuer for any particular period of time or affect in any way the right of the Issuer to terminate any such employment, service relationship or affiliation at any time. Any question as to whether and when there has been a termination of any such employment, and the cause of such termination, shall be determined by the Compensation Committee of the board of directors of the Issuer (or another independent committee of the board of directors, if so determined by the board of directors of the Issuer) in its sole discretion and such determination shall be final, conclusive and binding on all Persons.

(b) Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied and confirmed, or when mailed by certified mail, return receipt requested, or by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt):

If to the Issuer, to:             c/o iFIT Health & Fitness Inc

1500 South 1000 West

Logan, Utah 84321

Email: everett@ifit.com

Attention: General Counsel

with a copy to:

Weil, Gotshal & Manges, LLP

767 5th Ave.

New York, New York 10153

Email: Corey.Chivers@weil.com

Attention: Corey Chivers

If to the Executive, to:      Scott Watterson

Email: swatterson@iconfitness.com

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(c) Governing Law; Waiver of Jury Trial. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(d) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Issuer and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof. Any amendment, modification or waiver, or the resolution of any dispute or question arising under this Agreement must be approved on behalf of the Issuer by the Compensation Committee of the board of directors of the Issuer (or another independent committee of the board of directors, if so determined by the board of directors of the Issuer).

(e) Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

(f) Entire Agreement. This Agreement and the Convertible Note embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Counterparts; Construction. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(h) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Issuer, Executive and their respective successors, assigns, heirs, representatives and estates, as the case may be; provided, that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a transfer of the Restricted Property following the lapse of the Forfeiture Restrictions, but only to the extent permitted under the Convertible Note.

(i) Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(j) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(k) Waiver of Punitive and Exemplary Damage Claims. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of Effective Date.

IFIT HEALTH & FITNESS INC

Name:
Title:

EXECUTIVE

Scott Watterson